SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 16, 2006

UNITED RENTALS, INC.
UNITED RENTALS (NORTH AMERICA), INC.
(Exact name of Registrants as Specified in their Charters)

                            Delaware                 001-14387                 06-1522496
                            Delaware                 001-13663                 06-1493538
                        (States or Other Jurisdiction    (Commission file Numbers)            (IRS Employer
                        of Incorporation)                                     Identification Nos.)

Five Greenwich Office Park, Greenwich, CT 06831
(Address of Principal Executive Offices) (Zip Code)

Registrants' telephone number, including area code (203) 622-3131

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒ Soliciting material pursuant to Rule 14a-2 under the Exchange Act (17 CFR 240.14a-2)

❒ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.  Regulation FD Disclosure

United Rentals, Inc. announced that information concerning the company’s business to be used by the company at certain investors’ conferences during June 2006 (the “Presentation”) can be accessed beginning today, Tuesday, May 16, 2006 on the company’s website, www.unitedrentals.com.

The Presentation includes certain financial measures, EBITDA and free cash flow, that are non-GAAP financial measures as defined under the rules of the SEC. EBITDA represents net income plus interest expense, income taxes, depreciation and amortization. Free cash flow represents net cash provided by operating activities, less purchases of rental equipment and purchases of property and equipment, plus proceeds from sales of rental and non-rental equipment. The Presentation includes a reconciliation of these non-GAAP financial measures to their nearest GAAP financial measures. Management believes EBITDA provides an enhanced perspective of the company’s operating performance and believes free cash flow provides useful additional information concerning cash flow available to meet future debt service obligations and working capital requirements. However, these measures are not measures of financial performance or liquidity under GAAP. Neither of these measures should be considered an alternative to net income or cash flow from operations or liquidity. Information reconciling forward-looking EBITDA or free cash flow to GAAP financial measures is unavailable to the Company without unreasonable effort.

Certain statements contained in the Presentation are forward-looking in nature. These statements can be identified by the use of forward-looking terminology such as "believes," "expects," "plans," "intends," "projects," "forecasts," "may," "will," "should," "on track" or "anticipates" or the negative thereof or comparable terminology, or by discussions of strategy or outlook. The company's business and operations are subject to a variety of risks and uncertainties and, consequently, actual results may differ materially from those projected by any forward-looking statements. Factors that could cause actual results to differ from those projected include, but are not limited to, the following: (1) unfavorable economic and industry conditions can reduce demand and prices for the company's products and services, (2) governmental funding for highway and other construction projects may not reach expected levels, (3) the company may not have access to capital that it may require, (4) any companies that United Rentals acquires could have undiscovered liabilities and may be difficult to integrate, (5) rates may increase less than anticipated or costs may increase more than anticipated, (6) the SEC inquiry is ongoing and there can be no assurance that the outcome of the SEC inquiry will not require additional changes in the company's accounting policies and practices, restatements of financial statements, revisions of results or guidance, and/or otherwise be adverse to the company, and (7) the company may incur additional significant expenses in connection with the SEC inquiry of the company, the related internal review or the class action lawsuits and derivative actions that were filed in light of the SEC inquiry. Certain of these risks and uncertainties, as well as others, are discussed in greater detail in the company's filings with the SEC. The company makes no commitment to revise or update any forward-looking statements in order to reflect events or circumstances after the date any such statement is made.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 16th day of May, 2006.

UNITED RENTALS, INC.

By: /s/ Martin E. Welch
Name:  Martin E. Welch
Title:    Chief Financial Officer

UNITED RENTALS (NORTH AMERICA), INC.

By: /s/ Martin E. Welch
Name:  Martin E. Welch
Title:    Chief Financial Officer

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